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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-87213) pertaining to the 1999 Equity Incentive Plan, 1999 Non-Employee Directors' Stock Option Plan and the 1999 Employee Stock Purchase Plan of Scientific Learning Corporation of our report dated January 31, 2000 with respect to the financial statements and schedules of Scientific Learning Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.





Walnut Creek, California
March 17, 2000